Exhibit (a)(14)

MORGAN STANLEY VARIABLE INSURANCE FUND, INC.

ARTICLES SUPPLEMENTARY

MORGAN STANLEY VARIABLE INSURANCE FUND, INC., a Maryland corporation (the “Corporation”), does hereby certify to the State Department of Assessments and Taxation of Maryland (the “Department”) that:

FIRST: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

SECOND: The Board of Directors of the Corporation (the “Board of Directors”), at a meeting duly convened and held on September 25-26, 2024, adopted resolutions which:

(a) authorized the elimination of three (3) portfolios of common stock of the Corporation, consisting of: (i) two (2) portfolios, each with two (2) classes, designated as U.S. Real Estate Portfolio Class I, U.S. Real Estate Portfolio Class II, Global Infrastructure Portfolio Class I and Global Infrastructure Portfolio Class II; and (ii) one (1) portfolio with one (1) class designated as Global Real Estate Portfolio Class II (each, a “Liquidated Portfolio” and, collectively, the “Liquidated Portfolios”), none of which portfolios or classes have any shares outstanding; and

(b) authorized the reduction to zero of the number of shares of common stock classified as shares of each Liquidated Portfolio.

THIRD: The reduction to zero of the number of shares of each Liquidated Portfolio results in the decrease in the aggregate number of shares of common stock which the Corporation has authority to issue from seven billion five hundred million (7,500,000,000) shares of common stock to five billion (5,000,000,000) shares of common stock.

FOURTH: As of immediately before the decrease in the number of authorized shares of common stock of the Liquidated Portfolios and the aggregate number of authorized shares of common stock of all classes of the Corporation, as set forth above, the total number of shares of common stock of all classes that the Corporation had authority to issue was seven billion five hundred million (7,500,000,000) shares of common stock, par value $0.001 per share, having an aggregate par value of seven million five hundred thousand dollars ($7,500,000) and designated and classified in the following portfolios and classes:

NAME OF CLASS	NUMBER OF SHARES OF COMMON STOCK CLASSIFIED AND ALLOCATED
Emerging Markets Debt Portfolio Class I	500,000,000 shares
Emerging Markets Debt Portfolio Class II	500,000,000 shares
Growth Portfolio Class I	500,000,000 shares
Growth Portfolio Class II	500,000,000 shares
Discovery Portfolio Class I	500,000,000 shares

Discovery Portfolio Class II	500,000,000 shares
U.S. Real Estate Portfolio Class I	500,000,000 shares
U.S. Real Estate Portfolio Class II	500,000,000 shares
Global Strategist Portfolio Class I	500,000,000 shares
Global Strategist Portfolio Class II	500,000,000 shares
Emerging Markets Equity Portfolio Class I	500,000,000 shares
Emerging Markets Equity Portfolio Class II	500,000,000 shares
Global Real Estate Portfolio Class II	500,000,000 shares
Global Infrastructure Portfolio Class I	500,000,000 shares
Global Infrastructure Portfolio Class II	500,000,000 shares
Total	7,500,000,000 shares

FIFTH: After giving effect to the decrease in the number of authorized shares of common stock of the Liquidated Portfolios and the aggregate number of authorized shares of common stock of all classes of the Corporation, as set forth above, the total number of shares of common stock of all classes that the Corporation has authority to issue is five billion (5,000,000,000) shares of common stock, par value $0.001 per share, having an aggregate par value of five million dollars ($5,000,000) and designated and classified in the following portfolios and classes:

NAME OF CLASS	NUMBER OF SHARES OF COMMON STOCK CLASSIFIED AND ALLOCATED
Emerging Markets Debt Portfolio Class I	500,000,000 shares
Emerging Markets Debt Portfolio Class II	500,000,000 shares
Growth Portfolio Class I	500,000,000 shares
Growth Portfolio Class II	500,000,000 shares
Discovery Portfolio Class I	500,000,000 shares
Discovery Portfolio Class II	500,000,000 shares
Global Strategist Portfolio Class I	500,000,000 shares
Global Strategist Portfolio Class II	500,000,000 shares
Emerging Markets Equity Portfolio Class I	500,000,000 shares
Emerging Markets Equity Portfolio Class II	500,000,000 shares
Total	5,000,000,000 shares

SIXTH: The number of shares of common stock of the Liquidated Portfolios, and the aggregate number of shares of common stock of all classes that the Corporation has authority to issue, has been decreased by the Board of Directors in accordance with Section 2-105(c) of the Maryland General Corporation Law.

[SIGNATURE PAGE FOLLOWS]

2

IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President and attested to on its behalf by its Assistant Secretary on this 11th day of December, 2024.

MORGAN STANLEY VARIABLE INSURANCE FUND, INC.

By:	/s/ Michael Key
Michael J. Key
Vice President

ATTEST:

/s/ Francesca Mead
Francesca Mead
Assistant Secretary

THE UNDERSIGNED, Vice President of MORGAN STANLEY VARIABLE INSURANCE FUND, INC., who executed on behalf of the Corporation the foregoing Articles Supplementary of which this certificate is made a part, hereby acknowledges, in the name and on behalf of the Corporation, the foregoing Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Vice President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

/s/ Michael Key
Michael J. Key
Vice President
3